UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Smith & Nephew plc
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-0224867 (I.R.S. Employer Identification No.)

Building 5, Croxley Park Hatters Lane, Watford, Hertfordshire United Kingdom (Address of principal executive offices)	WD18 8YE (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

4.565% Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249255

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to Be Registered.

The Registrant filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2020 a Registration Statement on Form F-3 (the “Registration Statement”) relating to the Registrant’s Debt Securities. The Registration Statement was effective upon filing with the Commission in accordance with Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”). On October 2, 2020, the Registrant filed a prospectus dated October 2, 2020 with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus”). On October 4, 2022, the Registrant filed a preliminary prospectus supplement dated October 4, 2022 with the Commission pursuant to Rule 424(b)(5) under the Securities Act. On October 5, 2022, the Registrant filed a final prospectus supplement dated October 4, 2022 with the Commission pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement”). The Prospectus Supplement and the Prospectus are incorporated herein by reference to the extent set forth below.

Reference is made to the information set forth under the headings “Description of Debt Securities” on pages 17 through 30 and “Certain United Kingdom and United States Federal Tax Considerations” on pages 35 through 42 of the Prospectus; and to the information set forth under the heading “Description of Notes” on pages S-28 to S-36 of the Prospectus Supplement, which information is incorporated herein by reference.

Item 2. Exhibits.

1.1	Registration Statement on Form F-3, including the Prospectus (incorporated herein by reference to the Registrant’s Registration Statement on Form F-3 (File No. 333- 249255)).

2.1	Prospectus Supplement (incorporated herein by reference to the Registrant’s filing with the Commission on October 4, 2022 pursuant to Rule 424(b)(5)).

4.1	Indenture, between the Registrant and The Bank of New York Mellon, London Branch, as trustee, dated October 14, 2020 (the “Indenture”) (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Report on Form 6-K furnished to the SEC on October 14, 2020 (File No. 001-14978)).

4.2	Officer’s Certificate of the Registrant pursuant to Section 2.07 of the Indenture setting forth the terms of the Securities, including the form of global registered securities for the 4.565% Notes due 2029 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Report on Form 6-K furnished to the SEC on October 11, 2022 (File No. 001-14978)).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMITH & NEPHEW PLC (Registrant)

Date: October 11, 2022	By:	Helen Barraclough
	Name: Title:	Helen Barraclough Company Secretary